Exhibit 99.1

FOR IMMEDIATE RELEASE: March 21, 2011

Contact:	Herbert E. Marth, Jr.
President & Chief Executive Officer
Phone:	804-403-2116
Email:	hmarth@centralvabank.com
Website:	www.centralvabank.com

CENTRAL VIRGINIA BANKSHARES AND CENTRAL VIRGINIA BANK APPOINT ROBERT B. EASTEP CHIEF FINANCIAL OFFICER

POWHATAN, VA – March 21, 2011 /PR Newswire-FirstCall/ Central Virginia Bank and Central Virginia Bankshares, Inc. (NASDAQ: CVBK) today announced the appointment of Robert B. Eastep as Senior Vice President and Chief Financial Officer.  Rob has served as the Company’s Vice President and Chief Accounting Officer since May of 2010.

Rob has over twenty years of accounting experience and leadership; beginning with ten years with KPMG in Richmond, Virginia, followed by two years as a Finance Manager of General Accounting with Central Fidelity Bank, until that company was acquired by Wachovia.  He then served as the Executive Vice President and Chief Financial Officer of Saxon Capital, Inc. (formerly NYSE:SAX) for seven years, until that company was acquired by Morgan Stanley.  He is a CPA licensed in the Commonwealth of Virginia.

The current CFO, Charles F. Catlett, III will transition to the role of Senior Vice President and Director of Personal Investment Sales effective April 4, 2011, as he moves toward his retirement.

Herb Marth, President and Chief Executive Officer of Central Virginia Bank commented: “I would like to thank Chuck for his tremendous service as CFO for the Company.  He has been instrumental to the growth and expansion of Central Virginia Bank over the last 12 years and I look forward to the growth of our Personal Investment Sales Division under his lead. ” He added, “Over the past year, Rob has been highly successful in his role as Chief Accounting Officer and assisting us in weathering these unprecedented economic times. His leadership and expertise will be crucial as we continue to improve our capital position and move forward with our strategic plans.”

About Central Virginia Bankshares, Inc.

Central Virginia Bankshares, Inc. is the parent of Central Virginia Bank, a 36 year old $400 million community bank with its headquarters and main office in Powhatan County, and six additional branch offices; two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County. Central Virginia Bankshares, Inc. trades under the symbol CVBK (NASDAQ).

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions.  Forward-looking statements in this news release include, among others, statements about our future capital raise.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; recognition of other than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussions under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

Source:  Central Virginia Bankshares, Inc.
Website: www.centralvabank.com

Contact:   Herbert E. Marth, Jr.
  President & Chief Executive Officer
  Central Virginia Bankshares, Inc.  804-403-2116